YTB International, Inc. Expands Travel Training Program
Ten-Course Program Expected to Educate, Exhilarate,
and Energize RTAs

WOOD RIVER, IL, (February 6, 2008) - YTB International, Inc. (OTC PK: YTBLA) (“YTB” or the “Company”), a leading provider of Internet-based travel websites and home-based independent representatives in the United States and the Bahamas, today announced the launch of the second course in its E-Campus Travel Training Program. This program is a part of YTB’s ongoing education made available to its RTAs and Reps.

The new class, Course 102 - Lodging, covers many of the finer points of lodging, business basics and insider secrets, educating YTB’s network of RTAs on how the lodging industry fits into the travel business. The course is a part of the overall training program being designed by Dr. Marc Mancini, one of the travel industry's most highly respected and best known speakers, educators, and consultants. It is estimated that nearly 300,000 travel professionals worldwide have benefited from training programs that he has designed or delivered with his company, Marc Mancini Seminars and Consulting.

“One of the reasons that YTB is so successful is that our RTAs and Reps come from diverse backgrounds. Some have been brick and mortar travel agents, and others saw a great opportunity with the popularity of booking travel online,” said J. Kim Sorensen, CEO of YTB Travel Network.“We take great pride in knowing that as YTB grows domestically and internationally, we continue to provide and improve training programs that are challenging, interactive, and instructionally sound. At the same time, the program is uniquely entertaining and will foster success, enthusiasm, and self-assurance among our RTAs.”

The E-Campus Travel Training Program is a Web-based 10 course series that offers thought-provoking and stimulating instruction for YTB’s network of RTAs. The first course, Overview of the Travel Industry, was launched last year. Future courses will focus on a variety of meaningful topics including tours, groups, cruising, air, rail and car rentals, marketing, and destination geography.

About YTB International
Recognized as the 35th largest seller of travel in the U.S. in 2006 by Travel Weekly, YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, the Bahamas, and the U.S. Virgin Islands.

It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing online travel agencies through a nationwide network of independent business people, known as 'Reps.' YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of online travel agents and affiliates, collects travel commissions and pays sales commissions. Each RTA sells travel through a personalized Internet-based travel website. The REZconnect Technologies division builds online reservation systems for suppliers within the travel industry. For more information, visit http://www.ytbi.com/investor.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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Media Contact:
Lauren Barker
Levick Strategic Communications for YTB International, Inc.
Phone: 202.973.1342
Mobile: 443.618.9169
Email: lbarker@levick.com

Investor Contact:
Garth Russell / Yemi Rose
KCSA Worldwide for YTB International, Inc.
Phone: 212.896.1250 / 212.896.1233